Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 12, 2024, by and between FISCALNOTE HOLDINGS, INC., a Delaware corporation, with headquarters located at 1201 Pennsylvania Ave NW, 6th Floor, Washington, D.C. 20004 (the “Company”), and EGT 10, LLC, a Delaware limited liability company, with its address at [****] (the “Buyer”). The Company and the Buyer are sometimes referred to in this Agreement individually as a “Party” and together as the “Parties”.

WHEREAS:

A.
The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;
B.
In connection with the execution of this Agreement, the Company and the Buyer are entering into a registration rights agreement (the “Registration Rights Agreement”) obligating the Company to register the resale by the Buyer of the Conversion Shares, Success Fee Shares and Additional Shares, as applicable, under the 1933 Act;
C.
The Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and conditions set forth in this Agreement, a Convertible Promissory Note of the Company, in the aggregate principal amount of $5,500,000 (and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A, the “Note”), convertible into shares of Class A Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note; and
D.
The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of the Note as is set forth immediately below its name on the signature pages hereto.

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.
Purchase and Sale of Note.
(a)
Purchase of Note. On the date hereof (the “Closing Date”), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the Note, subject to the express terms of the Note and this Agreement.
(b)
Form of Payment. On the Closing Date, the Buyer shall pay the purchase price of $5,500,000 (the “Purchase Price”) by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions, against delivery of the duly executed Note in such principal amount on behalf of the Company, to the Buyer.

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(c)
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at 2:00 P.M., Eastern time, on the Closing Date at such location as may be agreed to by the Parties (including via exchange of electronic signatures).
2.
Issuance of Success Fee Shares/Additional Shares.
(a)
On the Closing Date, subject to Section 2(i) hereof, the Company shall issue to the Buyer, as a success fee, a number of shares of Common Stock (the “Success Fee Shares”) equal to (i) 50% of the Purchase Price, divided by (ii) the Measurement Price for the thirty (30) VWAP Trading Day period on (and including) the last trading day preceding the Closing Date, rounded to the nearest whole share.
(b)
Certain Defined Terms: As used herein:

i. “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

ii. “Measurement Price” means the arithmetic average of the VWAPs calculated for each VWAP Trading Day in the applicable measurement period.

iii. “VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NOTE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The VWAP for any VWAP Trading Day will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

iv. “VWAP Trading Day” means a day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

(c)
The Buyer shall not be permitted to sell the Success Fee Shares before the six (6) month anniversary of the Closing Date; provided, however, if the Company issues any Conversion Shares (as defined below) pursuant to its conversion right under Section 3(b) of the Note (“Optional Conversion Right”), then the Buyer may sell a pro-rata portion of the Success Fee Shares. Any Success Fee Shares may be sold pursuant to the Buyer’s then-existing trading plan with the Broker (as defined herein).

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(d)
If the Buyer sells the Success Fee Shares and all Conversion Shares within 12 months following the earlier of (i) issuance of all Conversion Shares issued pursuant to the Optional Conversion Right or (ii) the Initial Conversion Date (as defined in the Note) (the “Sell-Off Period”), the Company shall issue, subject to Section 2(i) hereof, to the Buyer a number of additional shares of Common Stock with a value equal to 150% of the Purchase Price, minus the net cash proceeds received by the Buyer (as evidenced based on documentation to be provided by the Buyer pursuant to Section 2(h) hereof) from the sale of the Success Fee Shares and the Conversion Shares (the “Additional Shares”); provided, however, if the aggregate daily trading volume for all trading days in the Sell-Off Period is less than 500% of the total number of the Success Fee Shares and Conversion Shares in the aggregate, the Company will extend the Sell-Off Period for a reasonable time period to be mutually agreed by the Buyer and the Company, to permit the Buyer to sell any remaining Success Fee Shares and/or Conversion Shares and receive any Additional Shares as required by this Section 2(d). Prior to the issuance of any Additional Shares, the Company shall provide the Buyer two (2) Business Days’ notice (which notice shall include the number of shares of Common Stock then-outstanding) of any Additional Shares to be issued and, if the issuance of the Additional Shares would otherwise not comply with Section 2(i) hereof, the Buyer shall be required to notify the Company to defer the issuance of the Additional Shares within such two (2) Business Day notice period by sending a notice of delay (the “Notice of Delay”) which shall specify the number of Additional Shares to be so deferred and the date such Additional Shares that are not so deferred shall be delivered in accordance with this Agreement; provided, however, the Company shall be obligated to issue such Additional Shares no more than 10 and no fewer than two Business Days after the Buyer sends the Notice of Delay.
(e)
In the event of a bankruptcy or similar insolvency event (“Insolvency Event”) concerning the Company prior to the conclusion of the Sell-off Period, the Company, in lieu of its obligation to issue the Additional Shares, shall be required to repurchase the Success Fee Shares then-held by the Buyer for a cash amount equal to 50% of the Purchase Price minus the net cash proceeds received by the Buyer from any prior sale of Success Fee Shares.
(f)
In the event of a Fundamental Change (as defined in the Note) prior to the expiration of the Sell-Off Period, the Company’s obligation to issue Additional Shares shall be terminated and the Buyer shall have the right to exchange the Conversion Shares and Success Fee Shares for consideration payable to the Company’s shareholders in the transaction giving rise to the Fundamental Change; provided, however, that the Buyer shall have the right to exchange any unconverted portion of the Note into an amount of cash equal to the remaining principal amount of the Note (plus any accrued interest thereon) on the date of such Fundamental Change; and provided, further, that if the Fundamental Change results in a Termination in Trading (as defined in the Note), the Buyer is entitled to require the Company to repurchase the Success Fee Shares then-held by the Buyer for a cash amount equal to 50% of the Purchase Price minus the net cash proceeds received by the Buyer from any sale of Success Fee Shares.
(g)
In the event the Company repays the Note prior to its maturity and prior to the conclusion of the Sell-off Period, the Company, in lieu of its obligation to issue the

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Additional Shares, shall be required to repurchase the Success Fee Shares then-held by the Buyer for a cash amount equal to 50% of the Purchase Price minus the net cash proceeds received by the Buyer from any prior sale of Success Fee Shares.
(h)
When determining the net cash proceeds received by the Buyer from any sale of Success Fee Shares and Additional Shares, as the case may be, under this Agreement, the Buyer will provide such supporting documentation as the Company reasonably requests.
(i)
Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock pursuant to the terms of this Agreement, and the Buyer shall not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of this Agreement and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Buyer together with the other Attribution Parties (as defined herein) collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Buyer and the other Attribution Parties shall include the number of shares of Common Stock held by the Buyer and all other Attribution Parties, plus the number of shares of Common Stock issuable pursuant to the terms of this Agreement with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including any convertible notes or convertible preferred stock or warrants) beneficially owned by the Buyer or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(i). For purposes of this Section 2(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Buyer may acquire pursuant to the terms of this Agreement without exceeding the Maximum Percentage, the Buyer may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Delay from the Buyer at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Buyer in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Delay would otherwise cause the Buyer’s beneficial ownership, as determined pursuant to this Section 2(i), to exceed the Maximum Percentage, the Buyer shall notify the Company of a reduced number of shares of Common Stock to be acquired pursuant to such Notice of Delay. For any reason at any time, upon one day written or oral request of the Buyer, the Company shall use commercially reasonable efforts to (within one VWAP Trading Day) confirm, orally and in writing or by electronic mail to the Buyer the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common

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Stock to the Buyer under this Agreement would result in the Buyer and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the Buyer shall notify the Company in writing to reduce the number of shares so issued by which the Buyer’s and the other Attribution Parties’ aggregate beneficial ownership would exceed the Maximum Percentage (the “Excess Shares”) and the issuance of such Excess Shares shall be deemed null and void and shall be cancelled ab initio and any number of issued Conversion Shares, Success Fee Shares and/or Additional Shares, as the case may be, will be reinstated, and the Buyer shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Buyer may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (x) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (y) any such increase or decrease will apply only to the Buyer and the other Attribution Parties. For purposes of clarity, it is the intent of the Company and the Buyer that the shares of Common Stock issuable pursuant to the terms of this Agreement in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Buyer for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this Section 2(i) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(i) to the extent necessary to correct this Section 2(i) (or any portion of this Section 2(i)) that may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 2(i)) may not be waived and shall apply to a successor of the Buyer to this Agreement.

For the purposes of Section 2(i),

i. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

ii. “Attribution Parties” means, collectively, the following Persons: (a) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Closing Date, directly or indirectly managed or advised by the Buyer’s investment manager or any of its Affiliates or principals, (b) any direct or indirect Affiliates of the Buyer or any of the foregoing, (c) any Person acting or who could be deemed to be acting as a Group together with the Buyer or any of the foregoing and (d) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with the Buyer and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Buyer and all other Attribution Parties of the Buyer to the Maximum Percentage.

iii. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether

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through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

iv. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

v. “Group” means a “group” as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and as defined in Rule 13d-5 thereunder.

vi. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

3.
Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company as of the Closing Date that:
(a)
Investment Purpose. The Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”), and is receiving the Success Fee Shares and any Additional Shares (collectively with the Note, the Success Fee Shares and the Conversion Shares, the “Securities”) for its own account for investment purposes and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.
(b)
Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).
(c)
Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.
(d)
Information. The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the

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Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by the Buyer or any of its advisors or representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3.
(e)
Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
(f)
Transfer or Re-sale. The Buyer understands that: (i) the sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) the Buyer shall have delivered to the Company an opinion of counsel (which may be the Legal Counsel Opinion (as defined below)) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, and reasonably acceptable to the Company, (C) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer that agrees to sell or otherwise transfer the Securities only in accordance with this Section 3.f and that is an Accredited Investor, (D) the Securities are sold pursuant to Rule 144, or (E) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, and reasonably acceptable to the Company; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any re-sale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) other than as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).
(g)
Legends.
(i)
The Buyer understands that until such time as the Note, the Conversion Shares, Success Fee Shares or Additional Shares, as applicable, have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act (“Rule 144A”) or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities (in certificated or book entry form) may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Securities):

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“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall cause the applicable shares of Common Stock to be reissued without such legend to the holder of any Security upon which it is stamped in certificated or book-entry form or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (i) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (ii) the Company or the Buyer provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 3(f) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be in form and substance reasonably acceptable to the Company. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(ii)
The Buyer understands that, until the Initial Conversion Date, the Success Fee Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Success Fee Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 12, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE PURCHASER NAMED THEREIN. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE

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SOLD UNTIL THE SIX (6) MONTH ANNIVERSARY OF THE ISSUANCE OF SUCH SECURITIES.”

The legend set forth above shall be removed on the number of shares of Success Fee Shares the holder is permitted to sell under Section 2(c) hereof, and the Company shall cause the applicable shares of Success Fee Shares to be reissued without such legend to the holder of any shares of Success Fee Shares upon which it is stamped in certificated or book-entry form or (as requested by such holder) issue the applicable shares of Success Fee Shares to such holder by electronic delivery by crediting the account of such holder’s broker with DTC, provided that such shares do not then bear the legend set forth in Section 3(g)(i).

(h)
Authorization; Enforcement. Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by the Buyer and has been duly executed and delivered on behalf of the Buyer, and each constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.
(i)
Residency. The principal place of business of the Buyer is set forth immediately below the Buyer’s name on the signature pages hereto.
4.
Representations and Warranties of the Company. The Company represents and warrants to the Buyer as of the as of the Closing Date that:
(a)
Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.
(b)
Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note, the Subordination Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the Company’s execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated thereby (including the issuance of the Note and the Success Fee Shares, as well as the issuance and reservation for issuance of the Conversion Shares

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issuable upon conversion of the Note and the Additional Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required, (iii) the Transaction Documents (together with any other instruments executed in connection herewith or therewith) have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign the Transaction Documents and the other instruments documents executed in connection herewith or therewith and bind the Company accordingly, and (iv) each of the Transaction Documents will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms; provided, however, in the case of clauses (i) and (ii), in the event the issuance of the Conversion Shares, Success Fee Shares and/or Additional Shares (taking into account any prior issuance of Conversion Shares, Success Fee Shares and/or Additional Shares and the issuance of 650,000 shares of Common Stock to Northland Securities, Inc. as compensation for its brokerage services provided to Buyer (the “Brokerage Fee Shares”), as the case may be), would result in the issuance in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock and Class B Stock, taken as a whole, on the date hereof (the “NYSE Limit”), such issuance shall be subject to the approval of the Company’s shareholders (“Shareholder Approval”) as may be required by Section 312 of the New York Stock Exchange Listed Company Manual or the rules and regulations of any successor national securities exchange (the “Principal Market”).
(c)
Capitalization; Governing Documents. As of the Closing Date, the authorized capital stock of the Company consists of: 1,809,000,000 authorized shares, of which 1,700,000,000 are the Common Stock, 9,000,000 are Class B common stock, par value $0.0001 per share (the “Class B Stock”) and 100,000,000 are preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the November 4, 2024, 132,925,259 shares of Common Stock were issued and outstanding, 8,290,921 shares of the Class B Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. All of such outstanding shares of capital stock of the Company, the Conversion Shares, Success Fee Shares and Additional Shares are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights of the Company’s shareholders or any liens or encumbrances imposed through the Company’s actions or failure to act. As of the Closing Date, other than as set forth in the SEC Documents (as defined below) or as have been or may be granted or issued pursuant to the Company’s 2022 Long-Term Incentive Plan, its 2022 Employee Stock Purchase Plan and its 2024 Inducement Equity Incentive Plan (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of the Company’s capital stock, or arrangements by which the Company is or may become bound to issue additional shares of capital stock and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act. The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation as currently in effect (the “Certificate of Incorporation”), the

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Company’s By-laws, as currently in effect (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.
(d)
Issuance of Shares. Subject only to the receipt of the Shareholder Approval with respect to the issuance of any Conversion Shares, Success Fee Shares, Additional Shares and/or Brokerage Fee Shares that exceed (taking into account any prior issuance of Conversion Shares, Success Fee Shares, Additional Shares and/or Brokerage Fee Shares, as the case may be) the NYSE Limit, the Conversion Shares, the Success Fee Shares and Additional Shares are duly authorized and the Conversion Shares and Additional Shares are reserved for issuance. The Success Fee Shares are validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the Company’s shareholders and will not impose personal liability upon the holder thereof. The Additional Shares and the Conversion Shares, if and to the extent issued upon conversion of the Note in accordance with its terms, upon issuance will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the Company’s shareholders and will not impose personal liability upon the holder thereof.
(e)
Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Success Fee Shares, the Additional Shares and the Conversion Shares to the Common Stock. The Company further acknowledges that its obligations to issue the Success Fee Shares and the Additional Shares and, upon conversion of the Note, the Conversion Shares, in accordance with this Agreement, and the Note are absolute and unconditional, subject to the receipt of the Shareholder Approval with respect to the issuance of any Common Stock that exceeds the NYSE Limit, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.
(f)
No Conflicts. The Company’s execution, delivery and performance of this Agreement and the Note and the Company’s consummation of the transactions contemplated hereby and thereby (including the issuance of the Success Fee Shares and reservation for issuance of the Conversion Shares and Additional Shares, subject only to the receipt of the Shareholder Approval with respect to the issuance of any Conversion Shares, Success Fee Shares and Additional Shares that exceed (taking into account any prior issuance of Conversion Shares, Success Fee Shares, Additional Shares and/or Brokerage Fee Shares, as the case may be) the NYSE Limit) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the

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Company or its securities is subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred that with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, including the potential need to obtain Shareholder Approval with respect to the issuance of shares in excess of the NYSE Limit, and as required under the 1933 Act, any applicable state securities laws, the applicable rules and regulations of the Principal Market or as has been obtained or made, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and issue Success Fee Shares and Additional Shares and, upon conversion of the Note, the Conversion Shares.
(g)
SEC Documents; Financial Statements. Since September 30, 2023, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed since September 30, 2023 and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, collectively, the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the

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consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company’s financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2024, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, and not required under generally accepted accounting principles to be reflected in such financial statements, that, individually or in the aggregate, are not material to the Company’s financial condition or operating results. As of the date hereof, except for the transactions contemplated by the Transaction Documents, no event has occurred that would be required to be disclosed on a Current Report on Form 8-K that has not been so disclosed. The Company is subject to the reporting requirements of the 1934 Act.
(h)
Absence of Certain Changes. Since June 30, 2024, except as set forth in the SEC Documents, there has been no material adverse change and no material adverse development in the Company’s assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status.
(i)
Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect, other than those disclosed in the SEC Documents. The SEC Documents contain a complete list and summary description of any pending or, to the Company’s knowledge, threatened material proceeding against or affecting the Company or any of its subsidiaries. The Company and its subsidiaries are unaware of any facts or circumstances that might give rise to any of the foregoing.
(j)
Intellectual Property. The Company and each of its subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any Person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, that challenges the right of the Company or of a subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the Company’s knowledge, the Company’s and its subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any Person; and the Company is unaware of any facts or circumstances that might give rise to any of the foregoing. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.
(k)
No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment,

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decree, order, rule or regulation that, in the judgment of the Company’s officers, has or is reasonably expected in the future to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement that, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.
(l)
Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or its subsidiaries have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company’s officers know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.
(m)
Transactions with Affiliates. Except (i) as disclosed in the SEC Documents, (ii) for arm’s length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or such subsidiaries could obtain from third parties and (iii) the grant of stock options described in the SEC Documents, none of the Company’s officers, directors, or employees is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors).
(n)
Disclosure. All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 4.c hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its business, properties, prospects, operations or financial conditions that, under applicable law, rule or regulation, requires the Company’s public disclosure or announcement that has not been so publicly disclosed in the SEC Documents (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).
(o)
No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer.

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(p)
No Brokers. Other than arranging for the sale of the shares of Common Stock pursuant to the Trading Plan (as defined below), the Company has taken no action that would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.
(q)
Permits; Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Company’s knowledge, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 2024, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.
(r)
Environmental Matters. The Company (i) has not violated any applicable environmental laws in any material respect, (ii) does not maintain any properties or assets that have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, and (iii) has not received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar governmental authority.
(s)
Title to Property. The Company and its subsidiaries have a valid leasehold interest in all real property leased by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.
(t)
Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.
(u)
Internal Accounting Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s

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general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(v)
Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his or her actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(w)
No Investment Company. The Company is not, and upon the issuance and sale of the Securities will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.
(x)
No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity that the Company is required to disclose in its 1934 Act filings and is not so disclosed, or that otherwise could be reasonably likely to have a Material Adverse Effect.
(y)
No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
(z)
Manipulation of Price. The Company has not, and to the Company’s knowledge, no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(aa)
Outstanding Indebtedness. The Company has no outstanding Indebtedness, except pursuant to the agreements listed on Exhibit B hereto, and Exhibit B identifies, as of the date hereof, the Indebtedness that is senior to the Note, the Indebtedness that is secured by a valid security interest and Indebtedness that is unsecured. “Indebtedness” shall mean any debt that is required to be disclosed on the Company’s balance sheet in accordance generally accepted accounting principles; provided, however, Indebtedness shall not include any unsecured debt incurred in the ordinary course of business.
5.
ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS.
(a)
Blue Sky Laws. The Company shall, on or before the Closing Date take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing under applicable federal or state securities laws (or to obtain an exemption from such qualification).
(b)
Listing. The Company will, so long as the Buyer owns any of the Success Fee Shares, Conversion Shares and/or Additional Shares, promptly provide to the Buyer copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Success Fee Shares, Conversion Shares and/or Additional Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Success Fee Shares, Conversion Shares and/or Additional Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.
(c)
No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities under the 1933 Act.
(d)
Support for Shareholder Approval. In the event that the issuance of the Success Fee Shares, Conversion Shares, Additional Shares and/or Brokerage Fee Shares exceed the NYSE Limit or otherwise require Shareholder Approval, the Company shall use its commercially reasonable efforts to seek the Shareholder Approval in accordance with Delaware law and the rules and regulations of the SEC and the NYSE, it being agreed and understood that the Company cannot guarantee that such Shareholder Approval will be obtained.
(e)
Disclosure of Transactions and Other Material Information. Promptly following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K

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Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate.
(f)
Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Success Fee Shares, Conversion Shares and/or Additional Shares by the Buyer or its affiliates, successors and assigns has been registered or is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Success Fee Shares, Conversion Shares and/or Additional Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement); provided, however, the Buyer shall be required to deliver the certificate attached hereto as Exhibit C (with such revisions as may be reasonably requested by the Company’s transfer agent) prior to the issuance of the Legal Counsel Opinion. Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Buyer may secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion and will reimburse the Buyer for any reasonable and documented legal fees therefor.
(g)
Forfeiture of Shares/Cancellation of Principal. Notwithstanding anything to the contrary herein, if the Buyer sells the Conversion Shares, Success Fee Shares and/or Additional Shares for, net of brokerage fees and expenses, an amount equal to 150% of the Purchase Price, Buyer shall be required to return any remaining Conversion Shares, Success Fee Shares and/or Additional Shares to the Company and shall cooperate with the Company and deliver all documents reasonably requested to effectuate such return of the Conversion Shares, Success Fee Shares and/or Additional Shares (“Forfeiture Event”). In addition, upon a Forfeiture Event the Buyer agrees to cancel any remaining principal amount owed under the Note and shall cooperate with the Company and deliver all documents reasonably requested to effectuate such cancellation.
(h)
No Hedging. The Buyer agrees that so long as the Note is outstanding, it shall not engage in any hedging activities including any transaction by which any economic risks and/or rewards, or ownership, of the Note, the Conversion Shares, the Success Fee Shares or any Additional Shares are transferred or affected.
(i)
Use of Proceeds. The Buyer hereby acknowledges that the Company may use the proceeds from the Note for any corporate purpose.
(j)
Sales Limitation. Notwithstanding anything to the contrary herein, the Buyer agrees that it shall not sell any Conversion Shares, Success Fee Shares and/or Additional Shares on any trading day if such sales taken together would exceed 20% of the average daily trading volume for the trailing 30 day period; provided, however, this limitation shall not apply to sales made pursuant to Section 5(k).

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(k)
Organized Sales. If the Company exercises its Optional Conversion Right, the disposition of the Conversion Shares and Success Fee Shares shall be governed by a trading plan (the “Trading Plan”) to be mutually agreed to by the Company and the Buyer in good faith and executed by Northland Securities, Inc. (the “Broker”) or another broker mutually acceptable to the Company and the Buyer. Notwithstanding anything to the contrary herein, if the Buyer moves any of the Success Fee Shares or Conversion Shares out of its account at the Broker, it shall forfeit its right to receive any Additional Shares pursuant to the terms of this Agreement; provided, however, the Buyer shall have the right to modify or alter the Trading Plan with the consent of the Company without forfeiting its right to receive any Additional Shares. For the avoidance of doubt, the Buyer has the right to modify or alter its Trading Plan after the Initial Conversion Date without forfeiting its right to receive any Additional Shares.
(l)
Share Cap Limit. The Buyer acknowledges that in no event shall the Company be required to issue Conversion Shares, Success Fee Shares and/or Additional Shares if such issuance, when aggregated with the issuance of the Brokerage Fee Shares and any other shares of Common Stock pursuant to this Agreement would in the aggregate result in the issuance in excess of 19.99% of the issued and outstanding Common Stock and Class B Stock, taken as a whole, on the date hereof until Shareholder Approval is obtained pursuant to this Agreement.
(m)
Expenses. Each party will bear its own legal and other expenses with respect to the transactions contemplated hereby; provided, that the Company will reimburse the Buyer for up to $50,000 of its reasonable and documented legal and other third party expenses.
6.
Transfer Agent Instructions. Upon receipt of a conversion notice in respect of the Conversion Shares, the Company shall issue instructions to the Company’s transfer agent to issue certificates or a book-entry position, registered in the name of the Buyer or its nominee, in such amounts as specified from time to time by the Buyer to the Company in accordance with the terms within 2 Business Days of receipt of a conversion notice. The Company warrants that: (i) no instruction other than the instructions referred to in this Section 6 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Securities to be issued to the Buyer, including upon conversion of or otherwise pursuant to the Note, as and when required by the Note and this Agreement; (iii) it will not fail to remove (or direct its transfer agent not to remove, or impair, delay, or hinder its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities, including upon conversion of or otherwise pursuant to the Note, as and when required by the Note and this Agreement; and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within 2 Business Days of the conversion of the Note. Nothing in this Section 6 shall affect in any way the Buyer’s obligations and agreement set forth in Section 3.g to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities.

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7.
Governing Law; Miscellaneous.
(a)
Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:
(i)
the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;
(ii)
the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer this Agreement as a whole and not to any particular provision thereof;
(iii)
references in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement;
(iv)
the term “Business Day” means any day, other than Saturday or Sunday, or any day on which the Federal Reserve Bank of New York is authorized or required by law to be closed;
(v)
the term “including” is by way of example and not limitation;
(vi)
the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;
(vii)
the term “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock, or other company, business trust, trust, organization, governmental authority, or other entity of any kind;
(viii)
any reference herein to any Person shall be construed to include such Person’s successors and assigns;
(ix)
the term “or” means “and/or”; and
(x)
on the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(b)
Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the

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state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ or such other electronic transmission signature page were an original thereof.
(d)
Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances so long as this Agreement as so modified continues to express, without material change, the original intentions of the Company and the Buyer as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Buyer or the practical realization of the benefits that would otherwise be conferred upon the Company or the Buyer. The Company and the Buyer will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(e)
Entire Agreement; Amendments. This Agreement, the Note, and the instruments referenced herein contain the entire understanding of the Parties with respect

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to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.
(f)
Notices. Any and all notices or other communications or deliveries to be provided by the Buyer hereunder shall be in writing and delivered personally, by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth for the Company in set forth below, or such other email address or address as the Company may specify for such purposes by notice to the Buyer delivered in accordance with this Section 7.f. Any and all notices or other communications or deliveries to be provided by the Company hereunder, shall be in writing and delivered personally or by email attachment or sent by a nationally recognized overnight courier service addressed to the Buyer as set forth below. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment prior to 5:30 PM Eastern time on any date, (ii) the next VWAP Trading Day after the date of transmission, if such notice or communication is delivered via email attachment on a day that is not a VWAP Trading Day or later than 5:30 PM Eastern time on any VWAP Trading Day, (iii) the second VWAP Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the Party to whom such notice is required to be given. The addresses for such notices and communications are as follows:

If to the Company, to:

FISCALNOTE HOLDINGS, INC.
1201 Pennsylvania Ave NW,
6th Floor
Washington, D.C. 20004
Attention: Todd Aman, General Counsel & Secretary
e-mail: [****]

With a copy by e-mail only to (which copy shall not constitute notice):

POLSINELLI PC
1401 I Street, NW
Suite 80
Washington, DC
20005 Attn: Kevin Vold
e-mail: kvold@polsinelli.com

If to the Buyer:

EGT 10, LLC
[****]

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Attn: Jasper Lau
e-mail: [****]

With a copy by e-mail only to (which copy shall not constitute notice):

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
1245 Broadway
New York, NY 10001
Attn: Melissa Marks
e-mail: mmarks@gunder.com

(g)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.
(h)
Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(i)
Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.
(j)
Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Principal Market or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Principal Market (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given a reasonable opportunity to comment thereon).
(k)
Further Assurances. The Company and the Buyer hereby agree to take such actions consistent with the terms of this Agreement as may be reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(l)
Amendments; Waivers. Any provision of this Agreement may be amended or waived by a written instrument executed by both Parties. Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion.

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[Signature Page Follows]

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The undersigned Parties have caused this Agreement to be duly executed as of the date first above written.

FISCALNOTE HOLDINGS, INC.

By: /s/ Tim Hwang
Name: Tim Hwang
Title: Chief Executive Officer

EGT 10, LLC

By: /s/ Jasper Lau
Name: Jasper Lau
Title: CEO

[Signature Page to Securities Purchase Agreement]

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EXHIBIT A

FORM OF NOTE

[Refer to Exhibit [ ] to the Quarterly Report on Form 10-Q Filed on November 12, 2024]

Exhibit A

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EXHIBIT B

Outstanding Indebtedness

Intentionally omitted in reliance upon Item 601(a)(5)

Exhibit B

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EXHIBIT C

Investor Certificate

[STOCKHOLDER LETTERHEAD]

[Date]

FiscalNote Holdings, Inc.

1201 Pennsylvania Avenue NW, 6th Floor Washington, DC 20004 Attention: Senior Vice President, General Counsel & Secretary Polsinelli PC

1401 I Street NW, Suite 800 Washington, DC 20005 Attention: Kevin Vold

Re: Legend Removal Representation Letter

Ladies and Gentlemen:

The undersigned stockholder (the “Stockholder”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), owns the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth under the Stockholder’s name on the signature page hereof (the “Shares”) and is delivering this letter to the Company in connection with the Stockholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Stockholder’s name with respect to the Shares. In order to induce the Company to provide an instruction letter to the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), and to enable the Transfer Agent to remove the restrictive legends borne by the Shares, the Stockholder hereby represents, warrants and agrees, as follows:

1)
The Stockholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Stockholder is an investment fund, the Stockholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity that manages the Stockholder) has reviewed this letter and is aware that the Stockholder will be executing and delivering this letter to the Company and undertaking the obligations set forth herein.
2)
The Stockholder will only sell or transfer the Shares pursuant to and in a manner contemplated by the Company’s Registration Statement on Form [S-3/S-1] (File No. 333-[•]) and the prospectus, if any, included therein (as amended from time to time, the “Registration Statement”) or pursuant to a valid exemption from the Securities Act.
3)
The Stockholder will not sell or transfer the Shares pursuant to the Registration Statement if at any time the Stockholder has received notice from the Company indicating that the Registration Statement is unavailable for the offer and sale of the

Exhibit C-1

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Shares, unless the Stockholder provides the Company with advance notice of such sale or transfer and an opinion of counsel that the proposed sale or transfer is in compliance with the Securities Act.
4)
Any applicable prospectus delivery requirements of the Securities Act will be satisfied in connection with a sale or transfer of the Shares.
5)
The Stockholder will comply with all applicable securities laws and regulations in connection with a sale or transfer of the Shares.
6)
There are no applicable contractual restrictions that would prohibit the sale or transfer of the Shares.

The Stockholder will provide the Company with any update to the Stockholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Stockholder relating hereto. The Stockholder hereby acknowledges and agrees that each of the Company and Polsinelli PC, or the Company’s then current outside counsel (collectively, the “Authorized Recipients”), and may each rely upon the completeness and accuracy of this representation letter.

[Signature Page Follows]

Exhibit C-2

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Yours truly,

Name of Stockholder:

Signature:

Name of Signatory (of Entity):

Title of Signatory:

Exhibit C-3

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